EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2004, except for Notes 22 and 25 as to which the date is May 28, 2004, relating to the financial statements which appears in Boston Properties, Inc.’s Current Report on Form 8-K filed on June 8, 2004. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
June 15, 2004